UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

874 Sinclair Road, Oakville ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2014, Tim Hortons Inc. (the “Corporation”) entered into a definitive arrangement agreement and plan of merger (the “Arrangement Agreement”) with Burger King Worldwide, Inc. (“Burger King”), 1011773 B.C. Unlimited Liability Company, New Red Canada Partnership, Blue Merger Sub, Inc. and 8997900 Canada Inc., pursuant to which, among other things, all of the issued and outstanding common shares of the Corporation will be acquired by an indirect subsidiary of a newly-formed corporation organized under the laws of Canada (“Holdings”) pursuant to a plan of arrangement under the Canada Business Corporations Act (the “Arrangement”), and an indirect subsidiary of Holdings will merge with and into Burger King (the “Merger” and, together with the Arrangement, the “Transactions”), with Burger King surviving the Merger as an indirect subsidiary of Holdings. The Arrangement will be effected by way of a court-approved statutory plan of arrangement pursuant to the Canada Business Corporations Act and will require the approval of not less than two-thirds of the votes cast by shareholders of the Corporation at a shareholders meeting to be called in respect of the Transactions. As described further below, 3G Special Situations Fund II, LP, which currently holds approximately 69.22% of the issued and outstanding common shares of Burger King, has executed a voting agreement with the Corporation committing to deliver written consents in favor of the Transactions, which will constitute the necessary Burger King shareholder approval in respect of the Transactions.

In the Arrangement, shareholders of the Corporation will receive, for each common share of the Corporation held, at the election of such holder: (a) C$65.50 in cash and 0.8025 common shares of Holdings (the “Arrangement Mixed Consideration”); (b) C$88.50 in cash (the “Arrangement Cash Consideration”); or (c) 3.0879 common shares of Holdings (the “Arrangement Share Consideration”). Common shares of the Corporation with respect to which no election is made will receive the Arrangement Mixed Consideration. Shareholders who elect to receive the Arrangement Cash Consideration or the Arrangement Share Consideration will be subject to proration in accordance with the Arrangement so that the total amount of cash paid and the total number of common shares of Holdings issued to the Corporation’s shareholders as a whole are equal to the total amount of cash and number of common shares of Holdings that would have been paid and issued if all of the Corporation’s shareholders received the Arrangement Mixed Consideration.

At the effective time of the Arrangement, each outstanding vested Corporation option for which a Corporation optionholder has executed a surrender form (a “Surrendered Corporation Option”) will be surrendered and transferred to the Corporation in consideration for the issuance of the number of common shares of the Corporation, rounded down to the nearest whole share, calculated as follows: (i) the number of common shares of the Corporation subject to such Corporation option minus (ii) the number of whole and partial common shares of the Corporation subject to such Corporation option that, when multiplied by the fair market value of a common share of the Corporation as of immediately prior to the time of the applicable step of the Arrangement, is equal to the aggregate exercise price of such Corporation option. At the effective time of the Arrangement, each outstanding Corporation restricted stock unit award and performance stock unit award will be vested, with the number of performance stock units determined based on the maximum or highest level achievable, and each such award will be terminated in consideration for the issuance of the number of common shares of the Corporation subject to such award. Holders of common shares of the Corporation granted in settlement of the Surrendered Corporation Options and terminated Corporation restricted stock unit awards and performance stock unit awards will be entitled to receive the Arrangement consideration described in the preceding paragraph in respect of such common shares of the Corporation. At the effective time of the Arrangement, each outstanding Corporation deferred stock unit award will be vested and terminated in consideration for an amount in cash equal to the product of (i) the value of C$65.50 plus 0.8025 newly issued common shares of Holdings (with the value determined based on the opening price of a common share of Holdings), multiplied by (ii) the number of common shares of the Corporation subject to such Corporation deferred stock unit award. At the effective time of the Arrangement, each outstanding Corporation option (and its tandem stock appreciation right) that is not a Surrendered Corporation Option will be exchanged for a Holdings option (with a tandem stock appreciation right) to acquire from Holdings, on the same terms and conditions as were applicable to such Corporation option, a number of common shares of Holdings equal to the product of: (i) the number of common shares of the Corporation subject to such Corporation option multiplied by (ii) the exchange ratio of 3.0879 (and rounded down to the nearest whole number of Holdings common shares), with an exercise price equal to the quotient of: (i) the exercise price per common share of the Corporation subject to each Corporation option divided by (ii) the exchange ratio of 3.0879 (with the aggregate exercise price being rounded up to the nearest whole cent).

Pursuant to the terms of the Arrangement Agreement, in the Merger, shareholders of Burger King will receive, for each common share of Burger King held, 0.99 common shares of Holdings and 0.01 exchangeable partnership units of a newly formed limited partnership to be controlled by Holdings (the “Partnership”), provided that Burger King shareholders may elect to receive exchangeable partnership units in lieu of common shares of Holdings, subject to a limit on the maximum number of exchangeable partnership units that may be issued in the Merger. Each holder of the exchangeable partnership units will, beginning one year following the closing of the Transactions, be entitled to require the Partnership to repurchase all or any portion of such holder’s exchangeable partnership units for, at the election of the Partnership, (1) cash (in an amount determined in accordance with the terms of the Limited Partnership Agreement of the Partnership) or (2) Holdings common shares, at a ratio of one Holdings common share for each exchangeable partnership unit. Each exchangeable partnership unit will be subject to the terms of a Voting Trust Agreement (the “Voting Trust Agreement”), by and among the Partnership, Holdings and a trustee to be agreed upon by Burger King and Holdings (the “Trustee”). The Trustee will hold a special voting share in Holdings that entitles the Trustee to a number of votes equal to the number of exchangeable partnership units of Partnership outstanding. Pursuant to the terms of the Voting Trust Agreement, the holders of exchangeable partnership units of Partnership can direct the Trustee, as their proxy, to vote on their behalf in all votes that are presented to the common shareholders of Holdings. Each exchangeable partnership unit will receive the same dividends and distributions from the Partnership as the dividends and distributions that shall have been declared and be payable by Holdings on each Holdings common share.

At the effective time of the Merger, each outstanding Burger King option and restricted share unit will be converted into the right to receive, on the same terms and conditions as were applicable under such Burger King option or restricted share unit (including with respect to vesting and, in case of Burger King options, exercise price), an equity award from Holdings in respect of the same number of common shares of Holdings as were subject to the underlying Burger King option or restricted share unit.

The Transactions have been unanimously approved by the board of directors of each of the Corporation and Burger King. In addition to obtaining the approval of the Corporation’s shareholders, completion of the Transactions is subject to other customary closing conditions, including receipt of certain antitrust and other regulatory approvals in Canada and the United States and the receipt of a final order of the Ontario Superior Court of Justice approving the Arrangement. The closing of the Transactions is not subject to the receipt of financing by Burger King.

The Arrangement Agreement contains certain termination rights, including, among others, (a) the right of either the Corporation or Burger King to terminate the Arrangement Agreement if the Corporation’s shareholders fail to approve the Arrangement, (b) the right of either the Corporation or Burger King to terminate the Arrangement Agreement if the closing has not occurred by March 31, 2015 (the “Outside Date”), subject to certain conditions, provided that the Outside Date may be extended until April 30, 2015 in certain circumstances, (c) the right of Burger King to terminate the Arrangement Agreement if the board of directors of the Corporation changes its recommendation with respect to the Arrangement, (d) the right of the Corporation to terminate the Arrangement Agreement to enter into an agreement providing for a “Company Superior Proposal” (as described below), provided that such termination right expires after receipt of the required Corporation shareholder approval and (e) the right of either the Corporation or Burger King to terminate the Arrangement Agreement due to a breach by the other party of its representations, warranties or covenants contained in the Arrangement Agreement, subject to certain conditions.

The Arrangement Agreement further provides that Burger King must pay a termination fee of C$500 million to the Corporation if the Arrangement Agreement is terminated (a) by the Corporation or Burger King because the Transactions are not completed by the Outside Date due to the failure to obtain the approval required by the Investment Canada Act, or there is a permanent injunction or final, non-appealable governmental order or action, in each case related to the Investment Canada Act, prohibiting completion of the Transactions if, at the time of such termination, all other closing conditions have been satisfied or waived or are capable of being satisfied, or (b) by Burger King due to a permanent injunction or final, non-appealable governmental order or action, in each case related to the Investment Canada Act, prohibiting completion of the Transactions. The Corporation must pay a termination fee of C$345 million to Burger King if the Arrangement Agreement is terminated (a) by the Corporation to enter into an alternative acquisition agreement for a Company Superior Proposal (as described below), (b) by Burger King because the board of directors of the Corporation has changed its recommendation in favor of the Arrangement, or (c) by either Burger King or the Corporation because the Transactions are not completed by the Outside Date or the approval of the Corporation’s shareholders is not obtained, or by Burger King due to a breach by the Corporation of its representations, warranties or covenants as described above, in each case of this clause (c), if (1) prior to such termination, an acquisition proposal was publicly made for the Corporation and not withdrawn and (2) prior to the 12-month anniversary of the termination of the Arrangement Agreement, the Corporation consummates an alternative transaction. Additionally, in the event that either the Corporation or Burger King terminates the Arrangement Agreement as a result of the failure by the shareholders of the Corporation to approve the Arrangement, the Corporation must make an expense reimbursement payment of C$40 million to Burger King.

The Arrangement Agreement contains covenants by each of the Corporation and Burger King to conduct their respective businesses in the ordinary course between the execution of the Arrangement Agreement and the completion of the Transactions and to avoid engaging in certain specified types of transactions during that period. The Corporation has also agreed not to solicit any offer or proposal for specified alternative transactions, or, subject to certain exceptions relating to the receipt of unsolicited offers that may be deemed to be “Company Superior Proposals” (as defined in the Arrangement Agreement), to participate in discussions or engage in negotiations regarding such an offer or proposal with, or furnish any non-public information in connection with such an offer or proposal to, any person that has made such an offer or proposal. The Arrangement Agreement also requires the Corporation to call and hold a shareholders meeting with respect to the Transactions and requires the board of directors of the Corporation to, subject to certain limited exceptions set forth in the Arrangement Agreement, recommend that its shareholders approve the Arrangement.

Upon completion of the Transactions, the common shares of Holdings are expected be listed on both the Toronto Stock Exchange and the New York Stock Exchange, and the exchangeable units of the Partnership are expected to be listed on the Toronto Stock Exchange. Upon completion of the Transactions, the board of directors of Holdings is expected to consist of 11 directors, three of whom will be current directors of the Corporation (each of whom will be a resident Canadian and at least two of whom will be “independent” directors) and eight of whom will be current directors of Burger King.

In connection with the Transactions and also on August 26, 2014, Berkshire Hathaway Inc. (“Berkshire”) and Holdings entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Berkshire will purchase 30,000 Class A 9% Cumulative Compounding Perpetual Preferred Shares of Holdings (the “Preferred Shares”) and a warrant (the “Warrant”) to purchase common shares Holdings representing 1.75% of the fully-diluted common shares of Holdings as of the closing of the Transactions, including after taking into account the common shares of Holdings underlying the Warrant, for an aggregate purchase price of $3 billion, upon the terms and subject to the conditions set forth therein.

Also on August 26, 2014, following the execution of the Arrangement Agreement, the Corporation entered into a voting agreement (the “3G Voting Agreement”) with 3G Special Situations Fund II, L.P. (“3G”), an affiliate of 3G Capital Partners Ltd., holding, in aggregate, 243,858,915 shares of Burger King common stock, which represents a sufficient number of shares to secure the necessary Burger King shareholder approval in respect of the Transactions. Pursuant to the 3G Voting Agreement, 3G agreed to deliver a written consent approving the Merger and adopting the Arrangement Agreement within five days following the Registration Statement on Form S-4, registering the common shares of Holdings and exchangeable units of the Partnership to be issued in connection with the Transactions, being declared effective by the U.S. Securities and Exchange Commission. Pursuant to the 3G Voting Agreement, 3G also granted to the Corporation an irrevocable proxy to secure 3G’s obligations under the 3G Voting Agreement. Also pursuant to the 3G Voting Agreement, 3G agreed that it would make an election in connection with the Merger to receive exchangeable partnership units in the Partnership in connection with the Merger.

In addition, in the Arrangement Agreement, the Corporation has agreed that, within three business days following the execution of the Arrangement Agreement, each member of the board of directors of the Corporation will enter into with, and deliver to, Burger King a voting agreement (each, a “Company Voting Agreement”), pursuant to which each such director would agree to vote all of such director’s common shares of the Corporation in favor of the Arrangement and against (a) any “Company Acquisition Proposal” (as defined in the Arrangement Agreement), and/or (b) any matter that could reasonably be expected to materially delay, prevent or frustrate the completion of the Transactions. The Company Voting Agreements terminate automatically in certain circumstances, including if the Arrangement Agreement is terminated, and the director party to each Company Voting Agreement may terminate the agreement if, among other reasons, the board of directors of the Corporation changes its recommendation with respect to the Arrangement. As of August 26, 2014, directors of the Corporation collectively owned shares of the Corporation representing less than 1% of the voting power of the Corporation.

The foregoing summary of the Arrangement Agreement, the Transactions, the 3G Voting Agreement and the Company Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement (including the exhibits (which include the form of Company Voting Agreement) and schedules thereto) and the 3G Voting Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Arrangement Agreement contains representations and warranties by each of the parties to the Arrangement Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Arrangement Agreement were made solely for the benefit of the parties to the Arrangement Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Arrangement Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Arrangement Agreement and Plan of Merger, dated August 26, 2014, by and among Burger King Worldwide, Inc., 1011773 B.C. Unlimited Liability Company, New Red Canada Partnership, Blue Merger Sub, Inc., 8997900 Canada Inc. and Tim Hortons Inc. (including Schedule 7.2 of the Corporation’s Disclosure Letter).*

10.1	Voting Agreement, dated as of August 26, 2014, by and among Tim Hortons Inc., a corporation organized under the laws of Canada and 3G Special Situations Fund II, L.P., a limited partnership organized under the laws of the Cayman Islands (included as Schedule C to the Arrangement Agreement and Plan of Merger filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated by reference herein).

*	Certain disclosure schedules to the Arrangement Agreement and the redacted portion of the filed disclosure schedule attached as part of Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

Forward-Looking Statements

This report includes forward-looking statements which constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether a transaction will be consummated, including whether conditions to the consummation of the transactions will be satisfied, or the timing for completing the transaction, (2) expectations for the effects of the transaction or the ability of the new company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, and (3) expectations for other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company.

These forward-looking statements are subject to inherent risks and uncertainties and are based on numerous assumptions which may prove incorrect and which could cause actual results or events to differ materially from the forward-looking statements. Such assumptions include, but are not limited to, the assumptions set forth in this report, as well as (a) that the Transactions will be completed in accordance with the terms and conditions of the Arrangement Agreement and on the timelines contemplated by the parties thereto, (b) that court, shareholder, stock exchange and other regulatory approvals will be obtained on the basis and timelines anticipated by the parties, (c) that the securities of Holdings and the Partnership will be approved for listing on the New York Stock Exchange and/or the Toronto Stock Exchange, as applicable, and (d) that the other conditions to the closing of the Transactions will be satisfied.

These forward-looking statements may be affected by risks and uncertainties in the business of Burger King and Tim Hortons and market conditions, including that the assumptions upon which the forward-looking statements in this report are based may be incorrect in whole or in part. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosure contained in filings made by Burger King and Tim Hortons with the U.S. Securities and Exchange Commission, including Burger King’s annual report on Form 10-K for the year ended December 31, 2013 and Tim Hortons annual report on Form 10-K for the year ended December 29, 2013. Both Burger King and Tim Hortons wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in or implied by any forward-looking statement made by or on behalf of Burger King or Tim Hortons, including that Transactions may not be consummated on the timelines anticipated by Burger King and Tim Hortons or at all. Except as required by law, neither Burger King nor Tim Hortons undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It is intended that filings will be made with the SEC in connection with the transaction, including a registration statement on Form S-4 that will include a joint information statement/circular and other relevant documents to be mailed by Tim Hortons and Burger King to their respective security holders in connection with the proposed transaction of Tim Hortons and Burger King. The joint information statement/circular will also be filed with the Canadian securities regulators. WE URGE

INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Tim Hortons, Burger King, Holdings, the Partnership and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from Tim Hortons’ internet website for investors www.timhortons-invest.com, or from Burger King’s investor relations website at http://investor.bk.com. Investors and security holders may also read and copy any reports, statements and other information filed by Tim Hortons or Burger King, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Certain Information Regarding Participants

Tim Hortons, Burger King, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tim Hortons’ directors and executive officers is available in its management proxy circular filed by Tim Hortons on the SEDAR website maintained by the Canadian Securities Administrators at http://www.sedar.com on March 21, 2014 in connection with its 2014 annual meeting of shareholders, and information regarding Burger King’s directors and executive officers is available in its proxy statement filed with the SEC by Burger King on April 2, 2014 in connection with its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint information statement/circular and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: August 29, 2014	By:	/s/ Jill E. Sutton
Jill E. Sutton Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1	Arrangement Agreement and Plan of Merger, dated August 26, 2014, by and among Burger King Worldwide, Inc., 1011773 B.C. Unlimited Liability Company, New Red Canada Partnership, Blue Merger Sub, Inc., 8997900 Canada Inc. and Tim Hortons Inc. (including Schedule 7.2 of the Corporation’s Disclosure Letter).*

10.1	Voting Agreement, dated as of August 26, 2014, by and among Tim Hortons Inc., a corporation organized under the laws of Canada and 3G Special Situations Fund II, L.P., a limited partnership organized under the laws of the Cayman Islands (included as Schedule C to the Arrangement Agreement and Plan of Merger filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated by reference herein).

*	Certain disclosure schedules to the Arrangement Agreement and the redacted portion of the filed disclosure schedule attached as part of Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.